UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Note Amendment and Consent Amendment

On June 21, 2024,  Venus Concept Inc. (the “Company”), Venus Concept USA, Inc., a wholly-owned subsidiary of the Company (“Venus USA”), Venus Concept Canada Corp., a wholly-owned Canadian subsidiary of the Company (“Venus Canada”), and Venus Concept Ltd., a wholly-owned Israeli subsidiary of the Company (“Venus Israel” and together with the Company, Venus USA and Venus Canada, the “Loan Parties”), entered into a Note Amendment and Consent Agreement with Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Madryn Cayman,” and together with Madryn, the “Lenders”) (the “Amendment and Consent Agreement”).

The Amendment and Consent Agreement granted relief under the Loan and Security Agreement (Main Street Priority Loan), dated December 8, 2020, among the Lenders, as lenders, and Venus USA, as borrower (the “MSLP Loan Agreement”), such that certain minimum liquidity requirements under the MSLP Loan Agreement are waived through July 8, 2024. The Amendment and Consent Agreement also amended the secured convertible notes, dated May 24, 2024, issued by Venus USA to the Lenders under the MSLP Loan Agreement (the “Notes”), to (i) permit Venus USA to apply the July 8, 2024, cash interest payment due under each Note to the outstanding principal balance of the Note and (ii) clarify that the maturity date of each Note is December 8, 2025.

The foregoing description of the Amendment and Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Consent Agreement, a copy of which is filed hereto as Exhibit 10.1.

Third Bridge Loan Amendment

On June 21, 2024, the Loan Parties entered into a Third Bridge Loan Amendment Agreement with the Lenders (the “Third Bridge Loan Amendment”). The Third Bridge Loan Amendment amended that certain Loan and Security Agreement, dated April 23, 2024, among Venus USA, as borrower, the Company, Venus Canada and Venus Israel, as guarantors, and the Lenders, as lenders (as amended from time to time, the “Bridge Loan”), to extend the maturity date of the Bridge Loan from June 21, 2024, to July 8, 2024.

The foregoing description of the Third Bridge Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Bridge Loan Amendment, a copy of which is filed hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Note Amendment and Consent Agreement, dated June 21, 2024, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.2
Third Amendment to Bridge Loan Agreement, dated June 21, 2024, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: June 25, 2024	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer